Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-291616 and 333-294047) and the Registration Statement on Form S-3 (File No. 333-275452) of Fennec Pharmaceuticals Inc. (the “Company”) of our report dated March 27, 2026, relating to the consolidated financial statements as of December 31, 2025 and 2024 and for each of the years then ended, which appear in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

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/s/ Haskell & White LLP

HASKELL & WHITE LLP

Irvine, California

March 27, 2026